EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (this "Agreement"), dated as of November 1, 2001, is by and between Raintree Resorts International, Inc., a Nevada corporation ("Employer"), and Douglas Y. Bech ("Employee").


                              W I T N E S S E T H:


     A. Employer desires to continue the services of Employee as its Chairman and Chief Executive Officer and continues and extends the Employment Agreement dated as of January 1, 1999 between Employer and Employee.

     B. Employer considers the employment of Employee pursuant to the terms of this Agreement to be in the best interests of Employer and its equity holders to facilitate continuity of experienced management and wishes to assure that Employee serves Employer on an objective and impartial basis and without distraction or conflict of interest upon the potential termination of Employee's employment under certain circumstances.

     C.   Employee  is  willing,  on the terms  and  subject  to the  conditions provided in this Agreement, to undertake the responsibilities contemplated herein, furnish services to Employer as provided herein and be subject to certain employment restrictions and obligations.

     D.   Undefined capitalized terms are defined in Section 8(a).


     NOW THEREFORE, in consideration of the premises, the covenants, representations and warranties herein contained and other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree:

     1. Employment Term. This Agreement shall commence as of November 1, 2001 (the "Commencement Date") and shall remain in effect from the Commencement Date through December 31, 2004 (the "Employment Term"). Beginning on January 1, 2005, and upon each anniversary, this agreement will be automatically renewed and the Employment Term shall be extended for successive one year periods unless terminated by either the Employee or Employer by giving written notice of termination not less than 120 days in advance of the renewal date; provided that there shall be no such renewal after the year in which Employee turns 63.

     2. Responsibilities and Authority. Employer hereby employs Employee to serve as Chairman and Chief Executive Officer of Employer. During the Employment Term, Employee will have the responsibility and authority to administer and coordinate the activities of Employer and its subsidiaries in accordance with the policy guidelines as established by Employer's Board. Employer shall maintain its principal executive offices in Houston, Texas at a location satisfactory to Employee and Employee shall not be required to conduct his duties and responsibilities from any location other than the principal executive offices in Houston, Texas.

     3. Acceptance of Employment. Employee accepts employment by Employer on the terms and conditions herein provided and agrees, subject to the terms of this Agreement, to devote all of his full business time to advance the business of Employer.

     4. Compensation and Benefits. As compensation for his services hereunder, Employee will be entitled to the following amounts.

          (a) Base Salary. Employee's current base cash salary of aggregate rate of US$326,500 per annum shall continue through the year 2002, (the "Base Salary"). The Base Salary as in effect from time to time will be paid in accordance with its Company's customary payroll practices. The Base Salary shall not be reduced below US $310,000 per annum.

          (b) Bonus. Employee will be entitled to participate in any bonus program established by the Employer's Board, the amount and determination of which as applicable to Employee shall be fully discretionary by the Compensation Committee of Employer's Board.

          (c) Benefits. Employee will be entitled to receive the benefits (the "Benefits") listed on Schedule A.

          (d) Acceleration of Payments.

               (i) Occurrence of Triggering Event. Upon the occurrence of a Triggering Event, Employee shall receive from Employer (i) a lump sum payment equal to three times his then annual Base Salary, and (ii) an amount equal to one times his then Base Salary in lieu of any Bonuses, whether or not earned or to be earned at the time of a Triggering Event, (iii) all stock options granted to Employee, which shall automatically be vested at an exercise price equal to the lowest exercise or purchase price of any then outstanding stock options or warrants to purchase Common Stock issued by Employer, (iv) an amount equal to three times the dollar value of all Benefits to be received by Employee on annual basis, and (v) any other sums due him. Upon the occurrence of a change of Control, Employer shall provide Employee with continued access to his offices and reasonable use of the office and items specified in Exhibit A for a 90 day period.

               (ii) Time of Payment. All accelerated payments of Base Salary, Bonuses and Benefits to Employee pursuant to this Section 4(d) shall be paid by Employer as promptly as possible but in any event prior to or on the effective date of any termination without cause within 30 days after Employee provides notice of a Triggering Event.

               (iii) Reimbursement of Expenses. Employee will be promptly reimbursed for Reimbursable Expenses.

          (e) Consideration. Employee's covenants contained in Sections 6 and 7 are in return for the consideration Employee is to receive under Section 4(d).

          (f) Employer will provide all compensation and benefits listed above.


     5. Termination. This Agreement may be terminated upon the following term:

          (a) Termination Upon Death. This Agreement will terminate upon the first day of the month following Employee's date of death during the Employment Term and, other than Benefits and Reimbursable Expenses, no further amounts will be due hereunder.

          (b) Termination Upon Total Disability. Employer may terminate this Agreement because of Total Disability upon at least 120 days' notice to Employee; provided that (i) Employer will pay Employee his Base Salary for one year from such notice, and (ii) Employer shall pay all other Benefits and Reimbursable Expenses owed Employee and continue such Benefits for an additional one year period.

          (c) Termination by Employer Without Cause. Termination without Cause shall be deemed to be a Change of Control constituting a Triggering Event as defined in Section 8. If terminated without Cause or if Employer's Board terminates Employee's services as Chairman and Chief Executive Officer or otherwise substantially reduced or curtails his responsibilities, power and authority to act in such capacity ("Deemed Termination Without Cause"), Employee shall be entitled to receive the payments specified in Section 4(d)(i). Employee shall also be entitled to receive, at the then depreciated value thereof, the office computer equipment he is then using and the Bear Sculpture he acquired in Whistler, B.C. in 1998 for the reception room. Employer shall also continue to provide fully paid medical and dental insurance pursuant to Employer's Plan or the Plan of Employer's successor in interest for a period of five years.

          (d) Termination by Employer With Cause. Employer shall be entitled to terminate Employee's employment at any time for Cause. Upon such termination for Cause, all of Employee's rights and benefits provided for in this Agreement shall terminate immediately, except as to any accrued and unpaid Base Salary prorated through the date of termination and any Benefits or amounts owed for Reimbursable Expenses incurred by Employee prior to such termination. Employee will not be deemed to have been terminated for Cause until there has been delivered to him a termination notice by Employer's Board.


     6. Confidentiality and Solicitation.

          (a) Confidentiality.

               (i) Confidentiality of Information. Employee recognizes and acknowledges that he will have access to the Trade Secrets, access to and knowledge of which are essential to the performance of Employee's duties hereunder. Employee will not, during the term of his employment by Employer or thereafter, either (A) disclose such Trade Secrets to any Person for any reason or purpose whatsoever, except on behalf of Employer for its business purposes during the term of this Agreement, or (B) make use of any Trade

          Secrets for his own purposes or for the benefit of any Person, except to the extent authorized by an agreement between Employer and any such Person.

               (ii) Return of Confidential Information. All samples and copies of Trade Secrets prepared or obtained by Employee during his employment shall at all times be the property of Employer and Employee shall deliver the same to Employer at any time upon Employer's request, and in any event shall deliver the same to Employer upon the termination of his employment whether or not he has been requested to do so.

          (b) Solicitation. During the Employment Term and one year thereafter if and only if Employee were Terminated with Cause, Employee will not, and will cause his affiliates to not, directly or indirectly, (i) solicit for employment by any Person, its affiliates or anyone else, any employee or then currently active independent contractor of Employer or its affiliates, or any person who was an employee or then currently active independent contractor of Employer or its affiliates, within the six-month period immediately preceding such solicitation of employment, other than such person (a) whose employment or independent contractor relationship was terminated by Employer or its affiliate, or (b) who independently responded to a general solicitation for employment by Employee or his affiliates; or
     (ii) induce or attempt to induce, any employee or independent contractor of Employer or its affiliates, to terminate such employee's employment or independent contractor's active contractual relationship.

          (c) Specific Performance. If there is a breach or threatened breach of the provisions of this Section 6, Employer shall be entitled to an injunction restraining Employee from such breach, without bond or other security. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies for such breach or threatened breach.


     7. Covenant Not to Compete.

          (a) Non-Competition Covenant. In return for the consideration described in Section 4, Employee agrees that he shall not for a period of one year from the termination of his employment with Employer if and only if Employee were terminated with Cause, (the "Non-Competition Term") in any manner whatsoever, either directly or indirectly, with any Person in each case, within the Geographic Area:

               (i) provide or offer to provide to any Person any services, information or other assistance relating to the business of Employer or of any of its affiliates (as of the date of termination of Employee's employment) or with respect to any customer, client or prospective customer or client, of Employer or of any of its affiliates in each case, within the Geographic Area;

               (ii) own, operate, engage in, participate in, or contribute to, alone or as a partner, joint venture, officer, director, member, employee, consultant, agent, independent contractor or stockholder of, or lender to, or in any other capacity, in each case, any real estate, timeshare product, service or product, or other which is the same as, similar to, or competes with Employer or its affiliate's services or products or which compete with Employer or its affiliate's business;

               (iii) (A) call on any Acquisition Candidate with the knowledge of such Acquisition Candidate's status as such, for the purpose of acquiring, or arranging the acquisition of, that Acquisition Candidate by any Person other than Employer or its affiliates, (B) induce any Person which is a customer of Employer or its affiliates to patronize any business directly or indirectly in competition with the business conducted by Employer or its affiliates; (C) canvass, solicit or accept from any Person which is a customer of Employer or its affiliates, any such competitive business; or (D) request or advise any Person which is a customer of Employer or its affiliates, or its or their successors; "Acquisition Candidate" means (I) any Person engaged in the Timeshare Business, or the purchase or development of real estate with the purpose of engaging in the Timeshare Business or
          (II) any project with respect to the Timeshare Business, and in either case (i) which was called on by Employer or its affiliates, in connection with the possible acquisition by Employer or its affiliates of that Person or project, or (ii) with respect which Employer or its affiliates has made an acquisition analysis.

          (b) Employee agrees and understands that Employer's business is highly competitive and that Employer has invested considerable sums of money in developing real estate and timeshare properties and services, training programs, sales programs, pricing and marketing formulas and programs, and account records for the proper servicing of its clients and potential clients.

          (c) Employee further agrees and understands that this covenant is necessary for the protection of Employer due to its legitimate interest in protecting its business goodwill and Trade Secrets. Employee further agrees and understands that, because of the legitimate interest of Employer in protecting its business goodwill and Trade Secrets as well as the extensive confidential information and special knowledge received by Employee from Employer, the restrictions enumerated in Section 7(a) are not oppressive and are, in fact, reasonable. Employee also agrees and understands that, due to the necessity of this covenant and the adequate consideration supporting it, this covenant does not prevent competition, and in fact, it encourages Employer to entrust Employee with Trade Secrets.

          (d) If a court of competent jurisdiction determines that the scope of any provision of this Section 7 is too broad to be enforced as written, the parties intended that the court reform the provision to such narrower scope as it determines to be reasonable and enforceable.

          (e) Employee agrees that if he breaches this covenant he will submit to the rendition of a temporary restraining order, without prior notice, and thereafter to a temporary and permanent injunction. Further, Employee agrees to the jurisdiction of an appropriate court in Harris County, Texas, for the enforcement of this covenant.

     8. Miscellaneous.

          (a) Definitions. The following terms have the indicated meanings.

               (i) Base Salary - defined in Section 4(a).

               (ii) Cause -

                    (A) the  failure of Employee  to  substantially  perform his covenants and duties described herein (other than any such failure resulting from Total Disability); provided that Employee has been notified in writing of such failure and in which notice the specific details of such failures are provided to Employee with reasonable and adequate time to remedy the failures as specified; provided that in the event the parties cannot agree to a reasonable time period, the period shall be 90 days;

                    (B) the engaging by Employee in willful, reckless or grossly negligent misconduct which is materially injurious to Employer or any of its affiliates, monetarily or otherwise;

                    (C) the misappropriation of Employer funds;

                    (D) Employee's commission of an act of dishonesty, affecting
               Employer  or  its  affiliates,   or  the  commission  of  an  act
               constituting common law fraud or a felony; or

                    (E) A  determination  of "Cause"  shall  require  Employee's
               Board of  Directors  to make  such a  determination  at a Regular
               Meeting or Special Meeting held for such purpose by a vote of two-thirds of the disinterested Directors.

               (iii) Change of Control - is deemed to have occurred (A) if any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as then in effect, is or becomes the "beneficial owner" as defined in Rule 13d-3 under such Act, directly or indirectly, of securities of Employer representing 50% or more of the combined voting power of Employer's then outstanding equity securities, (B) if any Change of Control as defined in the Option Agreement dated as of December 1, 1998 between the Company and Employee occurs, or (C) the date on which Employer's Board terminates Employee's services as Chairman and Chief Executive Officer or otherwise substantially reduces or curtails his responsibilities, power and authority to act in such capacity ("Deemed Termination Without Cause").

               (iv) Geographic Area - the geographic market areas (and the specific countries and states located therein) of Employer or its affiliates in which Employer is conducting business at the time of the expiration of Employee's employment with Employer or its affiliates, specifically including, without limitation, the United Mexican States.

               (v) Person - a natural person, firm, corporation, association, partnership (general or limited), limited liability corporation, syndicate, governmental body, or any other entity.

               (vi) Reimbursable Expenses - all properly documented, reasonable and necessary expenses incurred by Employee on behalf of and in connection with the business of Employer.

               (vii) Termination Notice - notice under Sections 1(a) or 1(b).

               (viii) Total Disability - illness or other physical or mental disability of Employee which shall continue for a period of at least 60 consecutive days or four months in the aggregate during any 12-month period during the Employment Term, which such illness or disability shall make it impossible or impracticable for Employee to perform any of his duties and responsibilities hereunder.

               (ix) Timeshare Business - the business of purchasing, developing, marketing, selling and financing timeshare vacation intervals.

               (x) Trade Secrets - Employer and its affiliates' proprietary or confidential information, including but not limited to the following: trade secret information, ideas, concepts, software, designs, drawings, techniques, models, data, documentation, research, development, processes, procedures, business acquisition or disposition plans, "know how," marketing techniques and materials, marketing and development plans, customer names and other information related to customers, price lists, pricing policies, details of customer, distributor, agency or consultant contracts, financial information and any other information relating to the business, customers, trade, trade secrets or industrial practices of Employer; provided that, "Trade Secrets" shall not include information that: (A) at the time of disclosure is in the public domain; or (B) after disclosure is published or otherwise becomes a part of the public domain through no act or omission of Employee or his affiliates (but only after, and only to the extent that, such information is published or otherwise becomes part of the public domain).

               (xi) Triggering Event. - Following a Change of Control, (A) if Employee terminates employment with Employer within nine (9) months after such Change of Control; (B) the actual termination of this Agreement by Employer without Cause; or (C) except as expressly provided herein, Employer's refusal to renew this Agreement for any one-year term for any reason, in each case, other than:

                    (1)  Employee's  voluntary   termination  other  than  under
               proviso (A) above;

                    (2) Termination of employment for Cause; or

                    (3) Termination of employment upon the death or Total Disability.

          (b) Severability. To the extent that any provision of this Agreement may be deemed or determined to be unenforceable for any reason, such unenforceability shall not impair or affect any other provision, and this Agreement shall be interpreted so as to most fully give effect to its terms and still be enforceable.

          (c) Scope of Agreement. This Agreement constitutes the whole of the agreement between the parties on the subject matter, superseding all prior oral and written conversations, negotiations, understandings, and agreements in effect as of the date of this Agreement.

          (d) Notices. Any notice or request to be given hereunder to either party hereto shall be deemed effective only if in writing and either (i) delivered personally to Employee (in the case of a notice to Employee) or to the Board of Employer, or (ii) sent by certified or registered mail, postage prepaid, to the addresses set forth on the signature page hereof or to such other address as either party may hereafter specify to the other by notice similarly served.

          (e) Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of each of the parties hereto, and shall also bind and inure to the benefit of Employee's heirs and legal representatives and any successor or successors of Employer by merger or consolidation and any assignee of all or substantially all of Employer's business and properties; except as to any such successor or assignee of Employer, neither this Agreement nor any duties, rights or benefits hereunder may be assigned by Employer or by Employee without the express written consent of Employee or Employer, as the case may be.

          (f) Governing Law, Construction and Submission to Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas without reference to its choice-of-law principles. Each party hereto has had adequate opportunity to be represented by qualified counsel and, accordingly, this Agreement shall not be interpreted against either party. If any action is brought to enforce or interpret this Agreement, venue for such action will be in Harris County, Texas. In the event that Employee shall not be paid by Employer any payments required hereunder as a result of a Change of Control, Employee shall be entitled to bring an action for such purpose in Harris County, Texas and if it is proven that he is entitled to such payments he shall be entitled to reasonable attorney's fees and expenses as well as additional damages equal to his Base Salary for the period in which the action is pending and unresolved.

          (g)  Modification.  No  amendment,   modification  or  waiver  of  any
     provision hereof shall be made unless it is in writing and signed by both of the parties hereto.

          (h) Termination of Prior Agreements. When this Agreement becomes effective it shall supersede all prior arrangements or understandings concerning Employee's employment by Employer or Employer.

          (i)  Headings.   The  headings  in  this   Agreement  are  solely  for
     convenience of reference and shall not affect its interpretation.

          (j) No Waiver. No failure on the part of any party hereto at any time to require the performance by any other party of any term of this Agreement shall be taken or held to be a waiver of such term or in any way affect such party's right to enforce such term, and no waiver on the part of either party of any term of this Agreement shall be taken or held to be a waiver of any other term hereof or the breach thereof.

          (k) Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed shall be an original but all of such counterparts shall together constitute but one and the same instrument.


                          [NEXT PAGE IS SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.





                                       RAINTREE RESORTS INTERNATIONAL, INC.



                                       By: /s/ Robert Brewton
                                          ------------------------------------
                                                     Robert Brewton
                                                 Executive Vice President



                                       and By: /s/ George E. Aldrich
                                              ---------------------------------
                                                      George Aldrich
                                                 Senior Vice President,
                                                 Chief Financial Officer



                                       Douglas Y. Bech



                                       By:  /s/ Douglas Y. Bech
                                          -----------------------------------
                                           Name:  Douglas Y. Bech, Personally

                                   Schedule A

     1.   Four weeks annual vacation which shall not accrue from year to year.

     2.   Life insurance in the amount of $500,000.

     3.   Disability insurance for Employee pursuant to Employer's plan.

     4. Medical and dental insurance and expenses fully paid for Employee and Employee's family.

     5.   Reasonable  use  of  office  supplies,   computers,  copying  and  fax
          machines, telephones and secretarial services.

     6. All reasonable continuing education and other requirements to maintain license to practice law in Texas and New York shall be paid. In addition, Employer will pay the annual membership bar and section dues and fees in the Texas, New York and American Bar Associations.

     7. Payment of expenses of up to $2,400 per month for (i) automobile expenses, including insurance, (ii) club dues and usage, (iii) tax preparation services and (iv) other discretionary expenses.